Exhibit 99.1
Boeing Reports Preliminary Third Quarter Results
Results impacted by the International Association of Machinists and Aerospace Workers (IAM) work stoppage and charges in the commercial airplanes and defense segments
ARLINGTON, Va., October 11, 2024 - The Boeing Company [NYSE: BA] announced today it will recognize impacts to its financial results related to charges for certain programs across the Commercial Airplanes and Defense, Space & Security segments and the IAM work stoppage when it reports third quarter results on October 23. The company expects to report third quarter revenue of $17.8 billion, GAAP loss per share of ($9.97), and operating cash flow of ($1.3) billion. Cash and investments in marketable securities totaled $10.5 billion at the end of the quarter.
“While our business is facing near-term challenges, we are making important strategic decisions for our future and have a clear view on the work we must do to restore our company,” said Kelly Ortberg, Boeing president and chief executive officer. “These decisive actions, along with key structural changes to our business, are necessary to remain competitive over the long term. We are also focusing on areas that are critical to our future and will ensure we have the balance sheet necessary to invest, support our people and deliver for our customers.”
Commercial Airplanes expects to recognize pre-tax earnings charges of $3.0 billion on the 777X and 767 programs. The company now anticipates first delivery of the 777-9 in 2026 and the 777-8 freighter in 2028, resulting in a pre-tax earnings charge of $2.6 billion. This schedule and resulting financial impact are based on an updated assessment of the certification timelines to address the delays in flight testing of the 777-9, as well as anticipated delays associated with the IAM work stoppage. Commercial Airplanes also plans to conclude production of the 767 freighter and recognize a $0.4 billion pre-tax charge on the program, which also reflects impacts from the IAM work stoppage. Beginning in 2027, the company will solely produce 767-2C aircraft in support of the KC-46A Tanker program. Commercial Airplanes expects to report third quarter revenue of $7.4 billion and operating margin of (54.0) percent.
Defense, Space & Security expects to recognize pre-tax earnings charges of $2.0 billion on the T-7A, KC-46A, Commercial Crew, and MQ-25 programs. The T-7A program pre-tax charge of $0.9 billion was driven by higher estimated costs on production contracts in 2026 and beyond. The KC-46A program pre-tax charge of $0.7 billion reflects the decision to conclude production on the 767 freighter and impacts of the IAM work stoppage. Results also include unfavorable performance on other programs. Defense, Space & Security expects to report third quarter revenue $5.5 billion and operating margin of (43.1) percent.

Caution Concerning Forward-Looking Statements

The preliminary estimated financial results for the quarter ended September 30, 2024 included in this press release are preliminary, unaudited and subject to completion, and may change as a result of management’s continued review. Such preliminary results are subject to the finalization of quarter-end financial and accounting procedures. The preliminary financial results represent management estimates that constitute forward-looking statements subject to risks and uncertainties. As a result, the preliminary financial results may materially differ from the actual results when they are completed and publicly disclosed. This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate.

Forward-looking statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) our pending acquisition of Spirit AeroSystems Holdings, Inc. (Spirit), including the satisfaction of closing conditions in the expected timeframe or at all, (5) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (6) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (7) work stoppages or other labor disruptions; (8) competition within our markets; (9) our non-U.S. operations and sales to non-U.S. customers; (10) changes in accounting estimates; (11) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our pending acquisition of Spirit; (12) our dependence on U.S. government contracts; (13) our reliance on fixed-price contracts; (14) our reliance on cost-type contracts; (15) contracts that include in-orbit incentive payments; (16) unauthorized access to our, our customers’ and/or our suppliers' information and systems; (17) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (18) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (19) potential environmental liabilities; (20) effects of climate change and legal, regulatory or market responses to such change; (21) credit rating agency actions and changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts; (22) substantial pension and other postretirement benefit obligations; (23) the adequacy of our insurance coverage; and (24) customer and aircraft concentration in our customer financing portfolio.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

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